Exhibit 99.2

FOR IMMEDIATE RELEASE                       CONTACT:
July 6, 2004                                Donald A. Weidig
                                            Chief Financial Officer

                                            (330) 649-4001

            WATERLINK, INC. ANNOUNCES APPROVAL OF PLAN OF LIQUIDATION

         CANTON, OHIO -- July 6, 2004 -- Waterlink, Inc. ("Waterlink" or the "Company") (OTCBB: WLKNQ) today announced that the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") had entered the Findings of Fact, Conclusions of Law and Order Under Section 1129 of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming the Modified Joint Consolidated Chapter 11 Plan of Liquidation of the Debtors and the Committee Pursuant to Chapter 11 of the United States Bankruptcy Code (the "Confirmation Order"). The Plan confirmed by the Bankruptcy Court will result in the liquidation of all remaining assets of the Company, the proceeds from which will be used to partially satisfy unsecured creditors. Copies of the Confirmation Order and the Plan have been attached as an exhibit to the Company's report on Form 8-K filed today with the U.S. Securities and Exchange Commission (the "SEC").

         Pursuant to the Confirmation Order, the Plan has been confirmed, is enforceable and will take effect within the next two weeks (the "Effective Date"). Under the Plan, the holders of Class 5 Equity Interests will receive no distribution on account of their shares. On the Effective Date, all equity interests in the Company will be extinguished. There will be no amounts or other property distributed to common stockholders of Waterlink. The Plan further provides that on the Effective Date, the current officers and directors of Waterlink shall be deemed to have resigned and the Liquidating Trustee, Theodore Gavin, shall be the sole officer and director of the Company.

         Waterlink had previously announced, on February 4, 2004, that it and its wholly owned operating subsidiary, Barnebey Sutcliffe Corporation, had agreed to a purchase agreement with Calgon Carbon Corporation, a Delaware corporation (the "Buyer"), for the Buyer to purchase substantially all of the assets and business operations of Waterlink, including the operations of Barnebey Sutcliffe Corporation and the subsidiaries of Waterlink in the United Kingdom. The purchase agreement was approved by the Bankruptcy Court at a hearing held on February 3, 2004, and a copy of the purchase agreement was attached as an exhibit to the Company's report on Form 8-K filed with the SEC on February 9, 2004.

         The statements contained in this press release that are not purely historical, including statements regarding Waterlink's objectives, expectations, hopes, intentions, beliefs or strategies regarding the future, are "forward-looking" statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements, including, but not limited to, the ability of the Company to partially satisfy claims of creditors using the proceeds of the previous sale and the liquidation, are subject to certain risks and uncertainties that could cause results to differ materially from those projected. These risks include, without limitation, the Company's ability to implement the Plan. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward statements, which are based on current expectations.

         Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors" beginning on page 18 of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2003.

         Waterlink has been an international provider of integrated water and air purification solutions for both industrial and municipal customers. Waterlink's offices are located in Canton, Ohio, USA.

                                      # # #


                                       27